Registration Statement 333-130051
Filed Pursuant to Rule 433

Structured Equity Investments

JPMorgan
                                                                             00

The discussion contained in the following pages is for educational and illustrative purposes only. The final terms of securities offered by JPMorgan
Chase & Co. may be different from those set forth in any illustrative investment ideas contained herein and any such final terms will depend on, among other things, market conditions on the applicable pricing date for such securities. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicated returns, performance or results, whether historical or hypothetical, will be achieved.
Investment ideas are subject to change, and JPMorgan undertakes no duty to update these materials, including any investment ideas, or to supply corrections. This material shall be amended, superseded and replaced in its entirety by a subsequent preliminary or final term sheet and/or pricing supplement, and the documents referred to therein, which will be filed with the
Securities and Exchange Commission, or SEC. In the event of any inconsistency between the materials presented in the following pages and any such preliminary or final term sheet or pricing supplement, such preliminary or final term sheet or pricing supplement shall govern.

In the event that JPMorgan Chase & Co. were to offer structured products and you were to purchase any such securities, JPMorgan Chase & Co. and each of its affiliates participating in such distribution, if any, will not act as a financial advisor or a fiduciary to, or an agent of, you or any other person with respect to any offering of such securities (including in connection with determining the terms of the offering) . Additionally, neither JPMorgan Chase &
Co. nor any of its affiliates will act as adviser to you or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. In connection with any offering of structured products by
JPMorgan Chase & Co., you shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of any such transactions, and JPMorgan Chase & Co. and its affiliates shall have no responsibility or liability to you with respect thereto.

IRS Circular 230 Disclosure : JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties.

SEC Legend : JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate.
Before you invest in any offering of securities by JPMorgan Chase & Co., you should read the prospectus in that registration statement, each prospectus supplement, as well as the particular product supplement, term sheet and any other documents that JPMorgan Chase & Co. has filed with the SEC for more
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any dealer participating in the particular offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

Copyright in these materials is owned by JPMorgan Chase & Co. ([C] JPMorgan
Chase & Co. 2007 (all rights reserved)) . These materials, or any part thereof, may not be reproduced, distributed or transmitted to any other person or incorporated in any way into another document without the prior written consent of JPMorgan Chase & Co.

                                                                              1

o    Role of Structured Equity

o    Structures for Implementation

                                                                              2

Sample tactical equity positioning

Source: JPMorgan Securities Inc.

*    The G7 countries are: United Kingdom, United States, France, Canada,
     Italy, Japan and Germany
**   Provides a specified level of capital protection at maturity, which level may be less than 100%

***  Provides a degree of downside protection to a specified level on the underlying ****Leveraged return (for example two times the return) of the underlying up to a cap; no capital protection

                                                                              3

U.S. equities have provided an annual return of 10% over the very long term;
however, returns vary significantly over shorter time periods

1940's: annual return of 9.2%

1950's: annual return of 19.4%

1960's: annual return of 7.8%

1970's: annual return of 5.9%

1980's: annual return of 17.6%

1990's: annual return of 18.2%

Note: Past performance does not guarantee future results. The returns shown above do not reflect investment in any particular vehicle; market indices cannot be invested in directly. Source: Ibbotson

                                                                              4

An investor can use Structured Equity to help diversify the sources of alpha

Current asset allocation for balanced portfolios

Different styles within equities (current allocation)

Source: JPMorgan

*    Important: the asset allocation model above is general in nature.
     Investors should determine the asset allocation appropriate for them based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs.

                                                                              5

Structured Investments help hedge risks and align investments with specific client market views

Important: the examples above are provided for illustrative purposes only. Not all investments are suitable for all investors. Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs.

                                                                              6

Structured investments with downside capital protection can give clients the ability to stay invested in volatile markets while dampening volatility impact

1) Limit upside, add leverage and downside protection



From April 2003 – October 2007
JPM Structured Equity
S&P 500
Return
Risk
0%
4%
8%
12%
16%
20%
0%
2%
4%
6%
8%
10%
12%
14%

Source: J.P. Morgan Securities, Inc. Chart incorporates all S&P 500-linked Buffered Return Equity notes offered by J.P. Morgan since April 2003 that have either matured or have at least 300 days of marked-to-market values available. Total returns are annualized holding period returns. All returns are as of October 2007 for the set of included structures and are shown net of fees.

2) In recent sell-offs, structured investments have preserved capital



Return
2%
0%
-2%
-4%
-6%
-8%
Feb 26 - 27- Structures, -1.12%
Feb 26 - 27: S&P 500, -3.47%
Aug 8 - 15 - Structures, -3.14%
Aug 8 - 15: S&P 500, -6.06%

Source: J.P. Morgan Securities Inc. This chart incorporates S&P 500-linked BRENs broadly marketed by the JPMorgan Private Bank that were outstanding between 2/26-2/27 and 8/8-8/15, respectively

3) S&P-linked structures with downside protection invested since January 2006 have, on average, protection down to 1200



S&P 500 Level
1550
1450
1350
1250
1150
1050
Current index level
10% protection level from current index level
Average Protection Level
SPX
Buffer Level
Initial Level
Jan-06
Mar-06
Jun-06
Sep-06
Dec-06
Mar-07
Jun-07

Source: J.P. Morgan Securities Inc. This charts incorporate all S&P 500-linked BRENs offered by JP Morgan Private Bank since January 1, 2006.

4) Higher volatility results in better terms for new structured investments



Coupon for Review Notes (LHS)
Max Annualixed Return on notes with leveraged & protection (LHS)
Implied Volatility (RHS)
Coupon / Cap
Implied Volatility
16.00%
15.00%
14.00%
13.00%
12.00%
11.00%
10.00%
9.00%
8.00%
7.00%
6.00%
26.00%
24.00%
22.00%
20.00%
18.00%
16.00%
14.00%
12.00%
10.00%
Mar-03
Dec-03
May-05
Jun-06
Sep-06
Apr-07

Source: J.P. Morgan Securities Inc. These charts incorporate all S&P 500-linked notes offered by JP Morgan Private Bank since January 1, 2003. Total returns are annualized holding period returns. All returns are shown net of product fees.

JPMorgan

"BREN" stands for "Buffered Return Enhanced Note." Analysis excludes structures traded for specific clients on a reverse-inquiry basis. For illustrative purposes only. Not all investments are suitable for all investors. Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs. **Past performance is no guarantee of future returns.**

7

Different strategies can be appropriate in different time periods

Important: the strategies above are provided for illustrative purposes only.
Not all investments are suitable for all investors. Investors should analyze the described products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs.

                                                                              8

o    Role of Structured Equity

o    Structures for Implementation

                                                                              9

Sample Structure Provided for Illustrative Purposes Only

S&P 500 Return Enhanced Note

Provides leveraged upside up to a cap

Selected Purchase Considerations

- Appreciation potential – The notes provide the opportunity to enhance equity returns by multiplying a positive return on the underlying index by the upside leverage factor, up to the maximum total return.
- Potential capital gains treatment*

Selected Risk Considerations

- Your investment in the notes may result in a loss
- Your maximum gain on the notes is limited to the maximum total return.
- Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
- No interest or dividend payments or voting rights
- Any liquidity provided at sole discretion of issuer

Terms

Underlying index	S&P 500
Currency	USD
Upside leverage factor	2x up to Cap
Cap on Index	11.00%
Maximum potential gain	22.00%
Maximum potential loss	100%
Maturity date	12 Months

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

Return enhanced note versus cash investment in portfolio payoff at maturity (assuming $100 initial investment)



Return enhanced note
Cash Investment in Index
Payoff at Maturity
$160
$150
$140
$130
$120
$110
$100
$90
$80
$70
-30%
-20%
-10%
0%
10%
20%
30%
40%
Index appreciation/depreciation

*You may lose some or all of your investment, for example, a 100% index depreciation will result in a loss of 100% of initial investment.

Ending Index Level**	Index Return	Total Return on Notes	
2,190.00	50.00%	22.00%	
2,044.00	40.00%	22.00%	
1,898.00	30.00%	22.00%	
1,752.00	20.00%	22.00%	
1,679.00	15.00%	22.00%	
1,620.60	11.00%	22.00%	Max. gain
1,533.00	5.00%	10.00%	
1,460.00	0.00%	0.00%	
1,314.00	-10.00%	-10.00%	
1,168.00	-20.00%	-20.00%	
876.00	-40.00%	-40.00%	
584.00	-60.00%	-60.00%	
0.00	-100.00%	-100.00%	Max. loss

**The table above assumes an Initial Index Level of 1460. The actual Initial Index Level will be set on the Pricing Date.

- If the average of the underlying closing index levels on the relevant dates is greater than the closing index level on the pricing date for the notes, you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment of twice the index return, subject to a Maximum Total return on the note of 22%.
- Your investment will be fully exposed to any decline in the underlying index. If the underlying index declines during the relevant measurement period, you will lose 1% of the principal amount of your notes for every 1% that the index declines.

JPMorgan

10

Sample Structure Provided for Illustrative Purposes Only

S&P 500 Buffered Return Enhanced Note

Defined amount of downside protection with leveraged upside up to a cap

Selected Purchase Considerations

- Appreciation potential – The notes provide the opportunity to enhance equity returns by multiplying a positive return on the underlying index by the leverage factor, up to the maximum total return.
- Limited protection against loss– Payment at maturity of the principal amount of the notes is protected against a decline in the underlying index during the relevant measurement period of up to 10%.
- Potential capital gains tax treatment*

Selected Risk Considerations

- Your investment in the notes may result in a loss
- Your maximum gain on the notes is limited to the maximum total return.
- Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
- No interest or dividend payments or voting rights
- Any liquidity provided at sole discretion of issuer

Terms

Underlying Index	S&P 500
Currency	USD
Upside leverage factor	2x up to Cap
Cap on Index	8.00%
Buffer amount	10.00%
Downside leverage factor	1.1111
Maximum potential gain	16.00%
Maximum potential loss	100%
Maturity date	12 Months

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

Buffered return enhanced note versus cash investment in portfolio payoff at maturity (assuming $100 initial investment)


$150
$140
$130
$120
$110
$100
$90
$80
$70
Payoff at Maturity
Buffered return enhanced note
Cash Investment in Index
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
Index appreciation/depreciation

*You may lose some or all of your investment, for example, a 100% index depreciation will result in a loss of 100% of initial investment

Ending Index Level*	Index Return	Total Return on Notes	
2,190.00	50.00%	16.00%	
2,044.00	40.00%	16.00%	
1,898.00	30.00%	16.00%	
1,752.00	20.00%	16.00%	
1,679.00	15.00%	16.00%	
1,576.80	8.00%	16.00%	Max. gain
1,533.00	5.00%	10.00%	
1,460.00	0.00%	0.00%	Buffer zone
1,314.00	-10.00%	0.00%	Buffer zone
1,168.00	-20.00%	-11.11%	
876.00	-40.00%	-33.33%	
584.00	-60.00%	-55.56%	
0.00	-100.00%	-100.00%	Max. loss

*The table above assumes an Initial Index Level of 1460. The actual Initial Index Level will be set on the Pricing Date.

- If the average of the underlying closing index levels on the relevant dates is greater than the closing index level on the pricing date for the notes, you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment of twice the index return, subject to a Maximum Total return on the note of 16%
- Your principal is protected up to a 10% decline in the underlying index.
- If the underlying index declines by more than 10%, you will lose 1.1111% of the principle amount for every 1% that the index declines.

JPMorgan

11

Sample Structure Provided for Illustrative Purposes Only

Nikkei 225 Buffered Return Enhanced Note

Defined amount of downside protection with leveraged upside up to a cap

Selected Purchase Considerations

- Appreciation potential – The notes provide the opportunity to enhance equity returns by multiplying a positive return on the underlying index by the leverage factor, up to the maximum total return.
- Limited protection against loss– Payment at maturity of the principal amount of the notes is protected against a decline in the underlying index during the relevant measurement period of up to 10%.
- Potential capital gains tax treatment*

Selected Risk Considerations

- Your investment in the notes may result in a loss
- Your maximum gain on the notes is limited to the maximum total return.
- Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
- No interest or dividend payments or voting rights
- Any liquidity provided at sole discretion of issuer

Terms

Underlying Index	Nikkei 225
Currency	USD
Upside leverage factor	2x up to Cap
Cap on Index	9.50%
Buffer amount	10.00%
Downside leverage factor	1.1111
Maximum potential gain	19.00%
Maximum potential loss	100%
Maturity date	12 Months

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.
Products may not be suitable for all individual investors and are subject to investment risks.

Buffered return enhanced note versus cash investment in portfolio payoff at maturity (assuming $100 initial investment)


Buffered return enhanced note
Cash Investment in Index
Payoff at Maturity
$150
$140
$130
$120
$110
$100
$90
$80
$70
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
Index appreciation/depreciation

*You may lose some or all of your investment, for example, a 100% index depreciation will result in a loss of 100% of initial investment.

Ending Index Level*	Index Return	Total Return on Notes	
23,400.00	50.00%	19.00%	
21,840.00	40.00%	19.00%	
20,280.00	30.00%	19.00%	
18,720.00	20.00%	19.00%	
17,940.00	15.00%	19.00%	
17,082.00	9.50%	19.00%	Max. gain
16,380.00	5.00%	10.00%	
15,600.00	0.00%	0.00%	Buffer zone
14,040.00	-10.00%	0.00%	Buffer zone
12,480.00	-20.00%	-11.11%	
9,360.00	-40.00%	-33.33%	
6,240.00	-60.00%	-55.56%	
0.00	-100.00%	-100.00%	Max. loss

*The table above assumes an Initial Index Level of 15600. The actual Initial Index Level will be set on the Pricing Date.

- If the average of the underlying closing index levels on the relevant dates is greater than the closing index level on the pricing date for the notes, you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment of twice the index return, subject to a Maximum Total return on the note of 19%
- Your principal is protected up to a 10% decline in the underlying index.
- If the underlying index declines by more than 10%, you will lose 1.1111% of the principle amount for every 1% that the index declines.

JPMorgan

12

Sample Structure Provided for Illustrative Purposes Only

Annual Review Note
Provides a fixed return if markets maintain current levels. Note extends (e.g., from 1 to 3 years) if markets depreciate

Selected Purchase Considerations           Selected Risk Considerations

o    Appreciation potential -- if          o    Your investment in the notes
     the underlying index closing               may result in a loss
     level is greater than or equal        o    Limited return on the notes --
     to the strike on a review                  Your potential gain on the
     date, your investment will                 notes will be limited to the
     yield a payment per note                   call premium applicable for a
o    Potential early exit as a                  review date, regardless of the
     result of automatic call                   appreciation in the index.
     feature                               o    No interest or dividend
o    Limited protection against                 payments or voting rights
     loss -- If the notes are not          o    Certain built-in costs are
     called and the underlying                  likely to adversely affect the
     index level on the relevant                value of the notes prior to
     measurement date has declined              maturity
     by no more than 10% as                o    Any liquidity provided at sole
     compared to the index level on             discretion of JPMorgan
     the pricing date, you will be
     entitled to receive the full
     principal amount of your notes
     at maturity.
o    Potential capital gains
     treatment*
* This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

                                                                             13

Sample Structure Provided for Illustrative Purposes Only

Sample terms for a hypothetical Annual Review Note with 100% initial call level

         Underlying                      S &P 500
         Maturity                        36 Months
         S trike 1       (12 months)     100% of the level of S &P 500
         S trike 2       (24 months)     100% of the level of S &P 500
TERMS    S trike 3       (36 months)     100% of the level of S &P 500
         Buffer zone at maturity         10%
         Currency                        US D
         Fixed Payment if called         12%

Pay-out schedule                                                        Level of
                                                                        Underlying*  Underlying  ARN return
                                                                        at maturity  return      at maturity

     If SPX >= Strike 1       100%+(1x12%)=112% --}     End                2190.00   50.00%         36.00%
12M  If ~~= Strike 2       100%+(2x12%)=124% --}     End    current     1752.00   20.00%         36.00%~~
~~24M  If = Strike 3       100%+(3x12%)=136% --}     End                1314.00  -10.00%          0.00%~~
~~36M  If~~

Sample Structure Provided for Illustrative Purposes Only

Annual Review Note linked to lesser of two indices
Provides a fixed return if markets maintain current levels. Note extends (e.g., from 1 to 3 years) if markets depreciate

Selected Purchase Considerations        Selected Risk Considerations

o    Appreciation potential -- if
     the lesser performing              o    Your investment in the notes
     underlying index closing level          may result in a loss
     is greater than or equal to        o    Limited return on the notes --
     the strike on a review date,            Your potential gain on the
     your investment will yield a            notes will be limited to the
     payment per note                        call premium applicable for a
o    Potential early exit as a               review date, regardless of the
     result of automatic call                appreciation in the lesser
     feature                                 performing index
o    Limited protection against         o    No interest or dividend
     loss -- If the notes are not            payments or voting rights
     called and the lesser of           o    Certain built-in costs are
     underlying index level on the           likely to adversely affect the
     relevant measurement date has           value of the notes prior to
     declined by no more than 10%            maturity
     as compared to the lesser of       o    Any liquidity provided at sole
     index level on the pricing              discretion of JPMorgan
     date, you will be entitled to
     receive the full principal
     amount of your notes at
     maturity
o    Potential capital gains
     treatment*

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

                                                                             15

Sample Structure Provided for Illustrative Purposes Only

Sample terms for a hypothetical Lesser Index Annual Review Note with 90%
initial call level

         Underlying                   DJ Euro S toxx 50 & Nikkei 225
         Maturity                     36 months
         S trike 1       (12 months)  90% of the level of DJ Euro S toxx 50 & Nikkei 225
         S trike 2       (24 months)  100% of the level of DJ Euro S toxx 50 & Nikkei 225
TERMS    S trike 3       (36 months)  100% of the level of DJ Euro S toxx 50 & Nikkei 225
         Buffer zone for last year    10%
         Currency                     US D
         Fixed Payment if called      18%

Pay-out schedule                                                   Level of
                                                                   Underlying*  Underlying  LARN return
                                                                   at maturity  return      at maturity

     If SX5E and NKY >= Strike 1  100%+(1x18%)=118% --} End          150.00     50.00%         54.00%
12M  If ~~= Strike 2  100%+(2x18%)=136% --} End  current 120.00     20.00%         54.00%~~
~~24M  If = Strike 3  100%+(3x18%)=154% --} End           90.00    -10.00%          0.00%~~
~~36M  If~~

Sample Structure Provided for Illustrative Purposes Only

Structured strategy: Call Overwrite Investment Notes

Tracks performance of the index

Selected Purchase Considerations

- Investment exposure to the CBOE S&P 500 Buywrite index
- Potential capital gains tax treatment*

Selected Risk Considerations

- An investment in the notes may result in a loss
- Limit on monthly growth of the BXM Index
- Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
- No interest or dividend payments or voting rights
- Any liquidity provided at sole discretion of JPMorgan

Terms

Underlying index	BXM call overwrite
Fee	150 bps per annum
Principal protection	0%
Maximum total return	Unlimited
Maturity	12 months

Investment payoff at maturity (assuming $100 initial inv.)


Payoff at maturity
$150
$125
$100
$75
$50
$25
$0
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
Index appreciation/depreciation

BXM appreciation/ depreciation at maturity	Call Overwrite Index Note total return at maturity
100%	98.5%
90%	88.5%
80%	78.5%
70%	68.5%
60%	58.5%
50%	48.5%
40%	38.5%
30%	28.5%
20%	18.5%
10%	8.5%
0%	-1.5%
-10%	-11.5%
-20%	-21.5%
-30%	-31.5%
-40%	-41.5%
-50%	-51.5%
-90%	-91.5%
-100%	-100.0%

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

Payment at Maturity:

- Payment at maturity will reflect the performance of the underlying index less an annual issuer's fee of 1.5%, which accrues daily over the term of the notes. The principal amount of your note will be fully exposed to any decline in the index
- You will lose some or all of your investment if the underlying index declines at all or increases by less than approximately 1.5%

JPMorgan

17

What is the BXM Call Overwrite Index?

The BXM Index:

- The CBOE S&P 500 BuyWrite Index (BXM) is a benchmark index designed to track the performance of a hypothetical buy-write strategy on the S&P 500 (SPX)
- Every month, one month just-out-of-the-money calls* on the S&P 500 are written covering all the index shares owned
- The return of the index is the sum of the S&P 500 return, the dividend yield on the S&P 500, and the gain/loss from the option overwrite

Overall benefit*:

- May provide attractive returns in flat / cyclical markets
- Can help manage volatility in a portfolio

*S&P 500 Index call option listed on the CBOE with the closest strike above the last value of the S&P 500 index reported before 11am (ET).

Products may not be suitable for all individual investors and are subject to investment risks. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

JPMorgan

18

Sample Structure Provided for Illustrative Purposes Only

S&P 500 100% Principal Protected Note

Combines principal protection with potential upside participation

Selected Purchase Considerations

- Appreciation potential subject to a cap: the notes provide the opportunity for exposure to the underlying index, up to a cap, in addition to principal protection at maturity
- Principal protection at maturity
- Taxed as debt instruments*

Selected Risk Considerations

- Return on the notes is limited to the maximum return
- The notes might not pay more than the principal amount
- No interest or dividend payments or voting rights
- Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
- Any liquidity provided at the sole discretion of the issuer

Terms

Underlying index	S&P 500
Currency	USD
Principal protection	100%
Cap on index	5.00%
Participation rate	100%
Maximum return	5.00%
Maturity	12 months

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. You should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

100% principal protected equity-linked note versus cash investment in index at maturity (assuming $100 initial investment)



Principal protected note
Cash investment in index
Payoff at Maturity
$150
$140
$130
$120
$110
$100
$90
$80
$70
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
Index appreciation/depreciation

*At 100% index depreciation your return on the notes will be 0%

Ending Index Level*	Index Return	Total Return on Notes	
2,336.00	60.00%	5.00%	
2,190.00	50.00%	5.00%	
2,044.00	40.00%	5.00%	
1,898.00	30.00%	5.00%	
1,606.00	10.00%	5.00%	
1,562.20	7.00%	5.00%	
1,533.00	5.00%	5.00%	Max. gain
1,460.00	0.00%	0.00%	
1,314.00	-10.00%	0.00%	
1,168.00	-20.00%	0.00%	
876.00	-40.00%	0.00%	
584.00	-60.00%	0.00%	
0.00	-100.00%	0.00%	Max. loss

*The table above assumes an Initial Index Level of 1460. The actual Initial Index Level will be set on the Pricing Date.

- At maturity, you will receive a cash payment, for each $1,000 principal amount note, of $1,000 plus the Additional Amount, which may be zero but not more than the Maximum Return.
- The Additional Amount per $1,000 principal amount note paid at maturity will equal $1,000 x the Index Return x the Participation Rate; provided that the Additional Amount will not be less than zero or greater than the Maximum Return.

JPMorgan

19

Sample Structure Provided for Illustrative Purposes Only

Lesser of DJ EuroStoxx 50 and Nikkei 225, 100% Principal Protected Note

Combines principal protection with potential upside participation

Selected Purchase Considerations

- Appreciation potential subject to a cap: the notes provide the opportunity for leveraged exposure to the lesser performing underlying index, up to a cap, in addition to principal protection at maturity
- Principal protection at maturity
- Taxed as debt instruments*

Selected Risk Considerations

- Return on the notes is limited to the maximum return
- The notes might not pay more than the principal amount
- No interest or dividend payments or voting rights
- Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
- Any liquidity provided at the sole discretion of the issuer

Terms

Underlying index	Lesser of DJ Euro Stoxx / Nikkei 225
Currency	USD
Principal protection	100%
Cap on index	2.50%
Participation rate	300%
Maximum return	7.50%
Maturity	12 months

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. You should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

100% principal protected equity-linked note versus cash investment in index at maturity (assuming $100 initial investment)



Principal protected note
Cash investment in index
Payoff at Maturity
$150
$140
$130
$120
$110
$100
$90
$80
$70
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
Index appreciation/depreciation

*At 100% index depreciation your return on the notes will be 0%

Ending Index Level of Lesser Performing Index	Index Return	Total Return on Notes	
160.0%	60.00%	7.50%	
150.0%	50.00%	7.50%	
140.0%	40.00%	7.50%	
130.0%	30.00%	7.50%	
110.0%	10.00%	7.50%	
105.0%	5.00%	7.50%	
102.5%	2.50%	7.50%	Max. gain
100.0%	0.00%	0.00%	
90.0%	-10.00%	0.00%	
80.0%	-20.00%	0.00%	
60.0%	-40.00%	0.00%	
40.0%	-60.00%	0.00%	
0.0%	-100.00%	0.00%	Max. loss

- At maturity, you will receive a cash payment, for each $1,000 principal amount note, of $1,000 plus the Additional Amount, which may be zero but not more than the Maximum Return.
- The Additional Amount per $1,000 principal amount note paid at maturity will equal $1,000 x the Index Return of the lesser performing Index x the Participation Rate; provided that the Additional Amount will not be less than zero or greater than the Maximum Return.

JPMorgan

20

Certain Risk Considerations

NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS - As a holder of any notes that may be issued by us, you will not receive any interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities comprising the underlying index or basket may have.

CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES
DESCRIBED ABOVE PRIOR TO MATURITY - While the payment at maturity described above would be based on the full principal amount of any notes sold by JPMorgan
Chase & Co., the original issue price of any notes we issue includes an agent's commission and the cost of hedging our obligations under such notes through one or more of our affiliates. As a result, the price, if any, at which JPMSI will be willing to purchase such notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. The notes described will not be designed to be short-term trading instruments. YOU SHOULD
BE WILLING TO HOLD ANY NOTES THAT WE ULTIMATELY ISSUE
TO MATURITY.

POTENTIAL CONFLICTS - We and our affiliates play a variety of roles in connection with any potential issuance of the notes described above, including acting as calculation agent and hedging our obligations under such notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours would be potentially adverse to your interests as an investor in such notes.

LACK OF LIQUIDITY - The notes described above will not be listed on any securities exchange. There may be no secondary market for such notes, and JPMSI will not be required to purchase notes in the secondary market. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell any notes issued by JPMorgan Chase & Co. easily. Because other dealers are not likely to make a secondary market for such notes, prices for the notes described above in any secondary market are likely to depend on the price, if any, at which JPMSI is willing to buy such notes.

JPMORGAN CREDIT RISK - Because any notes that may be issued by us would be our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES DESCRIBED
ABOVE - In addition to the level of the underlying index or basket on any day, the value of any notes that may be issued by us described above will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o    the expected volatility of the underlying index or basket;
o    the time to maturity of the notes described above;
o    if the underlying index or indices are linked to equity securities, the dividend rate on the common stocks underlying the index or indices;
o    if the underlying index or indices or basket are linked to commodities, the market price of the physical commodities upon which the futures contracts that compose the underlying index or indices or basket of commodities are based or the exchange-traded futures contracts on such commodities;
o    interest and yield rates in the market generally;
o    a variety of economic, financial, political, regulatory, geographical, agricultural, meteorological or judicial events; and
o    our creditworthiness.

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Important information

This material is intended to inform you of products and services offered by
JPMorgan Private Bank. "JPMorgan Private Bank" is the marketing name for the private banking business conducted by JPMorgan Chase & Co. and its subsidiaries worldwide. JPMorgan Chase Bank, N.A. and J.P. Morgan Trust Company, N.A. are
members of the FDIC. J.P. Morgan Securities Inc. (JPMSI) is a member of the New
York Stock Exchange and other national and regional exchanges. JPMSI (the
"broker -dealer") is a broker-dealer with the National Association of
Securities Dealers, Inc. and is a member of SIPC. In addition, JPMorgan Chase &
Co. may operate various other broker-dealers or investment advisory entities.

Investment management services are provided through JPMorgan Chase Bank, N.A.,
J.P. Morgan Trust Company, N.A. and their affiliates. Brokerage services are provided through J.P. Morgan Securities Inc. and its brokerage affiliates.

We believe the information contained in this material to be reliable. The opinions, estimates, and investment strategies and views expressed in this document constitute the judgment of our investment strategists dedicated to private clients, based on current market conditions and are subject to change without notice. This material is not the product of JPMorgan's research departments, and you should not regard it as research or as a research report.
Opinions expressed herein may differ from the opinions expressed by other areas of JPMorgan, including research. The investment strategies and views stated
here may differ from those expressed for other purposes or in other contexts by other JPMorgan market strategists. Past performance is not indicative of comparable future results. The investments discussed may fluctuate in price or value. Investors may get back less than they invested. Changes in rates of exchange may have an adverse effect on the value of investments.

If reference is made to a product or service offered by the broker-dealers, the obligations and the securities sold, offered or recommended are not deposits and are not insured by the FDIC, the Federal Reserve Board, or any other governmental agency. The broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank or thrift affiliates (unless explicitly stated
otherwise), and these affiliates are not responsible for securities sold, offered or recommended by the broker-dealer. The foregoing also applies to our other non-bank, non-thrift affiliates. FDIC insurance and domestic deposit preference are not applicable to deposits or other obligations of our bank branches or banking affiliates outside the United States.

The S&P 500 is a capitalization -weighted index of 500 stocks from a broad range of industries. "S&P 500" is a trademark of Standard and Poor's
Corporation.

The Dow Jones EURO STOXX 50[R] Index consists of 50 component stocks of market sector leaders from within the Eurozone. "Dow Jones EURO STOXX 50([R])" and
"STOXX ([R])" are trademarks of STOXX LIMITED.

The Nikkei 225 Index consists of 225 stocks listed on the First Section of the
Tokyo Stock Exchange. It is a price-weighted average of 225 Japanese companies representing a broad cross-section of Japanese industries. The Nikkei 225 Index is owned and published by Nihon Keizai Shimbun, Inc.

The CBOE S&P 500 BuyWrite Index is a benchmark index designed to track the performance of a hypothetical buy-write strategy on the S&P 500 Index. The BXM
Index is a passive total return index based on (1) buying the stock portfolio reflected in the S&P 500[R] Index, and (2) "writing" (or selling) the near-term
S&P 500 Index "covered" call option, generally on the third Friday of each month. "BXM(SM)" is a trademark of the Chicago Board Options Exchange,
Incorporated.

The views and strategies described herein may not be suitable for all investors. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Please consult your legal or tax advisor concerning such matters.

Additional information is available upon request.

[C] 2007 JPMorgan Chase & Co.

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